                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               ------------------

                                   FORM 8-K/A

                               ------------------

                                 CURRENT REPORT

                                 AMENDMENT NO. 1


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 18, 1999


                             PETROGLYPH ENERGY, INC.
              (Exact name of registrant as specified in is charter)

                        Commission File Number: 000-23185

                DELAWARE                                         74-2826234
             (State or other                                  (I.R.S. Employer
             jurisdiction of                                 Identification No.)
             incorporation)



              1302 N. GRAND
           HUTCHINSON, KANSAS                                       67501
(Address of principal executive offices)                         (Zip Code)


                                 (316) 665-8500
              (Registrant's telephone number, including area code)

                                 AMENDMENT NO. 1

Amend Item 7. Financial Statements and Exhibits by deleting such item in its entirety and substituting therefore the following:

         (a)      Financial Statements of Businesses Acquired.

                  Report of Independent Public Accountants
                  Audited Statements of Revenues and Direct Operating Expenses
                    for the Years Ended December 31, 1998, 1997, and 1996
                  Notes to Statements of Revenues and Direct Operating Expenses

         (b)      Pro Forma Financial Information.

                  Unaudited Pro Forma Consolidated Balance Sheet as of
                    June 30, 1999
                  Unaudited Pro Forma Consolidated Statements of Operations
                    for the Year Ended December 31, 1998 and the Six Months Ended June 30, 1999
                  Notes to Unaudited Pro Forma Consolidated Financial Statements

         (c)      Exhibits.

         None.

          REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


         To the Board of Directors of Petroglyph Energy, Inc.:

         We have audited the accompanying statements of revenues and direct operating expenses of the Antelope Creek Acquisition as described in
         Note 1 for the years ending December 31, 1998, 1997, and 1996. These statements are the responsibility of the management of Petroglyph Energy, Inc. (the "Company"). Our responsibility is to express an opinion on these statements based on our audit.

         We conducted our audit in accordance with general accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements of revenues and direct operating expenses are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of revenues and direct operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of revenues and direct operating expenses. We believe that our audit provides a reasonable basis for our opinion.

         The accompanying statements of revenues and direct operating expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in
         Note 1 and are not intended to be a complete presentation of the Company's revenues and expenses.

         In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Antelope Creek Acquisition as described in Note 1 for the years ended December 31, 1998, 1997, and 1996 in conformity with generally accepted accounting principles.


         ARTHUR ANDERSEN LLP

         Dallas, Texas
         November 1, 1999

                           ANTELOPE CREEK ACQUISITION
              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                               FOR THE YEARS ENDED

                                        December 31,   December 31,   December 31,
                                           1998           1997           1996
                                        -----------    -----------    -----------
REVENUES
     Oil                                $2,221,828     $3,225,609     $1,463,599
     Gas                                   937,205        834,603        251,481
                                        ----------     ----------     ----------
        Total                            3,159,033      4,060,212      1,715,080
                                        ----------     ----------     ----------

DIRECT OPERATING EXPENSES
     Lease operating expense             1,736,881      1,364,814        533,166
     Severance taxes                       170,715        169,268         70,328
                                        ----------     ----------     ----------
        Total                            1,907,596      1,534,082        603,494
                                        ----------     ----------     ----------

     EXCESS OF REVENUES OVER
        DIRECT OPERATING EXPENSES       $1,251,437     $2,526,130     $1,111,586
                                        ==========     ==========     ==========

See Accompanying Notes to Statements of Revenues and Direct Operating Expenses.

                           ANTELOPE CREEK ACQUISITION

         NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

         1.       BASIS OF PRESENTATION

         Antelope Creek Acquisition

         On August 20, 1999, Petroglyph Energy, Inc. (the "Company") acquired the remaining 50% working interest in the Antelope Creek Field in the Uinta Basin of Utah (the "Antelope Creek Property") from its non-operated working interest partner, Williams Production Rocky Mountain Company ("Williams"), for a purchase price of $6.9 million (the "Antelope Creek Acquisition"). The Antelope Creek Acquisition, which was effective August 1, 1999, gives the Company a 100% working interest in the Antelope Creek Property.

         In order to finance the Antelope Creek Acquisition, the Company borrowed $2.5 million on an existing revolving credit facility with The Chase Manhattan Bank ("Chase") pursuant to Amendment No. 1 dated as of August 20, 1999 to the Second Amended and Restated Credit Agreement by and between the Company and Chase dated as of September 30, 1998.

         Additionally, the Company sold $5 million of 8% senior subordinated notes due 2004 (the "Notes") to Intermountain Industries, Inc., an Idaho corporation ("Intermountain"). The Notes required the Company to deliver to Intermountain a stock purchase warrant to acquire 150,000 shares of Common Stock of the Company at an exercise price of $3.00 per share and the ability for Intermountain to obtain additional stock purchase warrants over the life of the Notes. The number of future stock purchase warrants will be based on the future stock price performance and the amount and duration of the Notes outstanding. The maximum number of shares of Common Stock issuable under the stock purchase warrants for any given period is limited to 250,000 shares in any one year, 400,000 over the first three years and 750,000 over the five-year life of the notes. The Company may redeem the Notes at par without penalty at any time. Upon redemption of the Notes, any remaining unissued and unearned stock purchase warrants will expire. The Company utilized proceeds from the Notes to finance the remaining purchase price of the Antelope Creek Acquisition and for working capital needs.

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, depletion and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by Williams are not necessarily indicative of the costs to be incurred by the Company.

         Historical financial information reflecting financial position, results of operations and cash flows of the Antelope Creek Acquisition is not presented because the entire acquisition cost was assigned to the oil and gas property interests. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.


         2.       SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED)

         Estimated Quantities of Proved Oil and Gas Reserves

         Reserve information presented below has been estimated by the Company's internal engineers using June 30, 1999 prices and costs. Proved reserves are estimated quantities of crude oil and natural gas which, based on geologic and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods. Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.

         Proved Oil and Gas Reserves at
           June 30, 1999                             Oil (Bbls)        Gas (Mcf)

                  Proved reserves                    8,148,000         14,736,000
                                                     =========         ==========

                  Proved developed reserves          4,708,000          8,865,000
                                                     =========         ==========


         Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

         The standardized measure of discounted future net cash flows ("Standardized Measure") is prepared using assumptions required by the Financial Accounting Standards Board. Such assumptions include the use of period-end prices for oil and gas and period-end costs for estimated future development and production expenditures to produce period-end estimated proved reserves. Discounted future net cash flows are calculated using a 10% rate.

         The Standardized Measure does not represent the Company's estimate of future net cash flows or the value of proved oil and gas reserves. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. Furthermore, period-end prices, used to determine the Standardized Measure, are influenced by seasonal demand and other factors and may not be the most representative in estimating future reserves or reserve data.

         June 30, 1999 weighted average oil price used in the estimation of proved reserves and calculation of the Standardized Measure was $15.75. June 30, 1999 weighted average gas price was $2.32 per Mcf.

         Standardized Measure of Discounted Future Net Cash Flows at June 30,
         1999

                                                             (in thousands)
                  Future cash inflows                         $  164,253
                  Future costs:
                    Production                                   (29,873)
                    Development                                  (20,828)
                                                              ----------
                  Future net cash inflows                        113,552
                  10% annual discount                            (61,654)
                                                              ----------
                  Standardized measure of discounted future
                    Net cash flows before income taxes        $   51,898
                                                              ==========

                             PETROGLYPH ENERGY, INC.

         PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

         The accompanying Pro Forma Consolidated Financial Statements have been prepared by recording pro forma adjustments to the historical consolidated financial statements of Petroglyph Energy, Inc. ("the Company"). The Pro Forma Consolidated Balance Sheet as of June 30, 1999 has been prepared as if the Antelope Creek Acquisition (as described in Note 2) was consummated on January 1, 1998. The Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 have been prepared as if the Antelope Creek Acquisition (as described in Note 2) was consummated on January 1, 1998.

         The Pro Forma Consolidated Financial Statements are not necessarily indicative of the financial position or results of operations that would have occurred had the transactions been effected on the assumed date. Additionally, future results may vary significantly from the results reflected in the Pro Forma Consolidated Statements of Operations due to normal production declines, changes in prices, future transactions and other factors. These statements should be read in conjunction with the Company's 1998 Form 10-K, the Company's consolidated financial statements and the related notes for the six months ended June 30, 1999 included in the Company's Form 10-Q for the quarter ended June 30, 1999 and the statements of revenues and direct operating expenses of the Antelope Creek Acquisition for the years ended December 31, 1998, 1997, and 1996.

                             PETROGLYPH ENERGY, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 1999
                                   (UNAUDITED)

                                                                                       PRO FORMA
                                                                     HISTORICAL       ADJUSTMENTS             PRO FORMA
                                                                    ------------      ------------           ------------
        ASSETS
Current Assets:
    Cash and cash equivalents                                       $    946,563      $  1,131,011 (1)       $  2,077,574
    Accounts receivable:
        Oil and Gas Sales                                                278,556                --                278,556
        Other                                                             39,111                --                 39,111
                                                                    ------------      ------------           ------------
          Total Accounts Receivable                                      317,667                --                317,667
    Inventory                                                          1,500,863                --              1,500,863
    Prepaid expenses and Other Current Assets                            164,822                --                164,822
                                                                    ------------      ------------           ------------
        Total Current Assets                                           2,929,915         1,131,011              4,060,926
                                                                    ------------      ------------           ------------

Property and Equipment, Successful efforts method at cost:
    Proved properties                                                 31,913,848         6,900,000 (2)         38,813,848
    Unproved properties                                               10,644,854                --             10,644,854
    Pipelines, gathering and other                                    10,360,832                --             10,360,832
                                                                    ------------      ------------           ------------
                                                                      52,919,534         6,900,000             59,819,534
    Less: accumulated depreciation, depletion, and amortization      (11,677,217)         (836,358)(3)        (12,513,575)
                                                                    ------------      ------------           ------------
        Property and equipment, net                                   41,242,317         6,063,642             47,305,959
                                                                    ------------      ------------           ------------
Note receivable from officers                                            246,500                --                246,500
Other assets, net                                                        211,879                --                211,879
                                                                    ------------      ------------           ------------
          Total Assets                                              $ 44,630,611      $  7,194,653           $ 51,825,264
                                                                    ============      ============           ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable and accrued liabilities:
        Trade                                                       $    297,419      $         --           $    297,419
        Oil and natural gas sales payable                                301,254                --                301,254
        Accrued taxes Payable                                            165,604                --                165,604
        Current portion of long-term debt                                     --                --                     --
        Other                                                            389,992                --                389,992
                                                                    ------------      ------------           ------------
          Total Current Liabilities                                    1,154,269                --              1,154,269
                                                                    ------------      ------------           ------------
Long-term debt                                                         8,000,000         6,802,350 (4)         14,802,350
Deferred Tax Liability - Long-term                                       360,858            95,054 (5)            455,912
Stockholders' equity:
    Common Stock, par value $.01 per share; 25,000,000 shares
       authorized; 5,458,333 shares issued and outstanding                54,583                --                 54,583
    Warrants outstanding                                                      --           139,500 (6)            139,500
    Paid-in-Capital                                                   46,134,018                --             46,134,018
    Retained Earnings (deficit)                                      (11,073,117)          157,749 (7)(8)     (10,915,368)
                                                                    ------------      ------------           ------------
          Total Stockholders' Equity                                  35,115,484           297,249             35,412,733
                                                                    ------------      ------------           ------------
          Total Liabilities and Stockholders' Equity                $ 44,630,611      $  7,194,653           $ 51,825,264
                                                                    ============      ============           ============


See Accompanying Notes to Pro Forma Consolidated Financial Statements.

                             PETROGLYPH ENERGY, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998

                                                                          PRO FORMA
                                                        HISTORICAL        ADJUSTMENTS             PRO FORMA
                                                       ------------      ------------            ------------
                                                        (Audited)         (Unaudited)             (Unaudited)
Operating Revenues:
     Oil sales                                         $  2,912,293      $  2,221,828 (1)        $  5,134,121
     Natural gas sales                                    1,365,850           937,205 (1)           2,303,055
     Other                                                  189,924                --                 189,924
                                                       ------------      ------------            ------------
         Total operating revenues                         4,468,067         3,159,033               7,627,100
                                                       ------------      ------------            ------------

Operating Expenses:
     Lease operating                                      1,927,334         1,736,881 (1) (5)       3,664,215
     Production taxes                                       218,129           170,715 (1)             388,844
     Exploration Costs                                      192,526                --                 192,526
     Depreciation, depletion, and amortization            1,866,111           619,529 (2)           2,485,640
     Impairments                                          4,848,218                --               4,848,218
     General and administrative                           2,128,774           236,438 (5)           2,365,212
                                                       ------------      ------------            ------------
         Total operating expenses                        11,181,092         2,763,563              13,944,655
                                                       ------------      ------------            ------------

Operating Gain (Loss)                                    (6,713,025)          395,470              (6,317,555)
                                                       ------------      ------------            ------------

Other Income (Expenses):
     Interest Income (expense), net                         406,975          (579,900)(3) (4)        (172,925)
     Gain (loss) on sales of property & equip, net           58,577                --                  58,577
                                                       ------------      ------------            ------------
Net income (loss) before income taxes                    (6,247,473)         (184,430)             (6,431,903)
                                                       ------------      ------------            ------------
Income Tax Expense (Benefit):
        Current                                                  --                --                      --
        Deferred                                         (2,061,666)          (69,346)(6)          (2,131,012)
                                                       ------------      ------------            ------------
         Total income tax (benefit) expense              (2,061,666)          (69,346)             (2,131,012)
                                                       ------------      ------------            ------------
Net Income (Loss)                                      $ (4,185,807)     $   (115,084)           $ (4,300,891)
                                                       ============      ============            ============


See Accompanying Notes to Pro Forma Consolidated Financial Statements

                             PETROGLYPH ENERGY, INC.
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1999
                                   (UNAUDITED)

                                                                                     PRO FORMA
                                                                    HISTORICAL       ADJUSTMENTS             PRO FORMA
                                                                    -----------      -----------            -----------
Operating Revenues:
     Oil sales                                                      $ 1,219,964      $   946,342 (1)        $ 2,166,306
     Natural gas sales                                                  625,039          324,424 (1)            949,463
     Other                                                              140,525               --                140,525
                                                                    -----------      -----------            -----------
         Total operating revenues                                     1,985,528        1,270,766              3,256,294
                                                                    -----------      -----------            -----------

Operating Expenses:
     Lease operating                                                    950,754          774,990 (1) (5)      1,725,744
     Production taxes                                                    99,997           94,818 (1)            194,815
     Depreciation, depletion, and amortization                          824,633          216,829 (2)          1,041,462
     General and administrative                                         904,366           64,446 (5)            968,812
                                                                    -----------      -----------            -----------
         Total operating expenses                                     2,779,750        1,151,083              3,930,833
                                                                    -----------      -----------            -----------

Operating Gain (Loss)                                                  (794,222)         119,683               (674,539)
                                                                    -----------      -----------            -----------

Other Income (Expenses):
     Interest Income (expense), net                                    (196,782)        (289,950)(3) (4)       (486,732)
     Gain (loss) on sales of property & equip, net                      876,842          607,500 (6)          1,484,342
                                                                    -----------      -----------            -----------
Net income (loss) before income taxes                                  (114,162)         437,233                323,071
                                                                    -----------      -----------            -----------
Income Tax Expense (Benefit):
        Current                                                              --               --                     --
        Deferred                                                        (29,085)         164,400 (7)            135,315
                                                                    -----------      -----------            -----------
         Total income tax (benefit) expense                             (29,085)         164,400                135,315
                                                                    -----------      -----------            -----------
Net Income (Loss) Before Change in Accounting Principles:           $   (85,077)     $   272,833            $   187,756
     Accounting Change - Expense of Start Up Costs (net of tax)        (111,190)              --               (111,190)
                                                                    -----------      -----------            -----------
Net Income (Loss)                                                   $  (196,267)     $   272,833            $    76,566
                                                                    ===========      ===========            ===========


See Accompanying Notes to Pro Forma Consolidated Financial Statements

                             PETROGLYPH ENERGY, INC.
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

         1.       BASIS OF PRESENTATION

         The accompanying Pro Forma Consolidated Balance Sheet at June 30, 1999 and the Pro Forma Consolidated Statements of Operations for the year ended December 31, 1998 and the six months ended June 30, 1999 have been prepared assuming that Petroglyph Energy, Inc. ("the Company") consummated the Antelope Creek Acquisition (see Note 2) on January 1, 1998. The Pro Forma Consolidated Statements of operations are not necessarily indicative of the results of operations had the above-described transactions occurred on the assumed date.

         2.       ACQUISITION

         On August 20, 1999, the Company acquired the remaining 50% working interest in the Antelope Creek Field in the Uinta Basin of Utah (the "Antelope Creek Property") from its non-operated working interest partner, Williams Production Rocky Mountain Company ("Williams"), for a purchase price of $6.9 million (the "Antelope Creek Acquisition"). The Antelope Creek Acquisition, which was effective August 1, 1999, gives the Company a 100% working interest in the Antelope Creek Property.

         In order to finance the Antelope Creek Acquisition, the Company borrowed $2.5 million on an existing revolving credit facility with The Chase Manhattan Bank ("Chase") pursuant to Amendment No. 1 dated as of August 20, 1999 to the Second Amended and Restated Credit Agreement by and between the Company and Chase dated as of September 30, 1998.

         Additionally, the Company sold $5 million of 8% senior subordinated notes due 2004 (the "Notes") to Intermountain. The Notes required the Company to deliver to Intermountain a stock purchase warrant to acquire 150,000 shares of Common Stock of the Company at an exercise price of $3.00 per share and the ability for Intermountain to obtain additional stock purchase warrants over the life of the Notes. The number of future stock purchase warrants will be based on the future stock price performance and the amount and duration of the Notes outstanding. The maximum number of shares of Common Stock issuable under the stock purchase warrants for any given period is limited to 250,000 shares in any one year, 400,000 over the first three years and 750,000 over the five-year life of the notes. The Company may redeem the Notes at par without penalty at any time. Upon redemption of the Notes, any remaining unissued and unearned stock purchase warrants will expire. The Company utilized proceeds from the Notes to finance the remaining purchase price of the Antelope Creek Acquisition and for working capital needs.

         3.       PRO FORMA ADJUSTMENTS

         The following are notes to the Pro Forma Consolidated Balance Sheet dated June 30, 1999:

         (1) To reflect pro forma cash flows from January 1, 1998 through June 30, 1999:

                  Oil and natural gas sales                 $ 4,429,799
                  Production taxes                             (265,533)
                  LOE & G&A expenses                         (2,812,755)
                  Interest expense                             (828,000)
                  Sale of equipment                             607,500
                                                            -----------
                      Net cash                              $ 1,131,011
                                                            -----------

         (2) The purchase price of the additional 50% working interest in the Antelope Creek Field.

         (3) Depreciation, depletion, and amortization expense for 18 months attributable to the Antelope Creek Acquisition.

         (4)      Additional borrowings to finance the Antelope Creek
                  Acquisition.

         (5) Income tax expense of $164,400 for six months of 1999 less $69,346 tax benefit from the net loss in 1998 from operations of the Antelope Creek Acquisition.

         (6) To reflect the calculated value of a warrant to purchase 150,000 shares of Common Stock granted on the sale of Notes.

         (7) To reflect the net loss (after income tax benefit) from operations of the Antelope Creek Acquisition for 1998.

         (8) To reflect the net income (after income tax expense) from operations of the Antelope Creek Acquisition for the first six months of 1999.


         The following are notes to the Pro Forma Consolidated Statement of Operations dated December 31, 1998:

         (1) To add oil and natural gas revenues and volumes, production taxes, and operating expenses attributable to the Antelope Creek Acquisition for the period January 1, 1998 through December 31, 1998.

         (2) To reflect depreciation, depletion, and amortization expense on the Antelope Creek Field as if the Company had owned a 100% working interest for all of 1998.

         (3) To add interest expense related to the debt required to purchase the additional 50% of the Antelope Creek Field:
                  $6,900,000 at 8% interest outstanding for all of 1998.

         (4) Includes $27,900 amortization of $139,500 calculated value of a warrant to purchase 150,000 shares of Common Stock granted on the sale of Notes.

         (5) To reflect the increase in general and administrative expense and decrease in lease operating expense resulting from owning 100% of the Antelope Creek Field and billing no overhead and service income fees to third parties.

         (6) The pro forma tax expense was computed at a combined rate of 37.6%.


         The following are notes to the Pro Forma Consolidated Statement of Operations dated June 30, 1999:

         (1) To add oil and natural gas revenues and volumes, production taxes, and operating expenses attributable to the Antelope Creek Acquisition for the period January 1, 1999 through June 30, 1999.

         (2) To reflect depreciation, depletion, and amortization expense on the Antelope Creek Field as if the Company had owned a 100% working interest for the first six months of 1999.

         (3) To add interest expense related to the debt required to purchase the additional 50% of the Antelope Creek Field:
                  $6,900,000 at 8% interest outstanding for the first six months of 1999.

         (4) Includes $13,950 amortization of $139,500 calculated value of a warrant to purchase 150,000 shares of Common Stock granted on the sale of Notes.

         (5) To reflect the increase in general and administrative expense and decrease in lease operating expense resulting from owning 100% of the Antelope Creek Field and billing no overhead and service income fees to third parties.

         (6) To reflect the sale of equipment in the first half of 1999 attributable to the Antelope Creek Acquisition.

         (7) The pro forma tax expense was computed at a combined rate of 37.6%.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: November 1, 1999          PETROGLYPH ENERGY,  INC.


                                By:   /s/ Robert C. Murdock
                                      ------------------------------------------
                                      Robert C. Murdock, President and
                                      Chief Executive Officer


                                By:   /s/ Tim A. Lucas
                                      ------------------------------------------
                                      Tim A. Lucas, Vice-President and
                                      Chief Financial Officer